As filed with the Securities and Exchange Commission on February 25, 2010

Registration No. 333-156619

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	39-1715850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Louisiana

Suite 3300

Houston, TX 77002

(713) 821-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Kaitson

1100 Louisiana, Suite 3300

Houston, Texas 77002

(713) 821-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura J. McMahon

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	( Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee(1)
Debt Securities
Class A Common Units

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $8,557.33 that has already been paid with respect to $217,743,765.90 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-131076, and were not sold thereunder.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Enbridge Energy Partners, L.P.’s Registration Statement (No. 333-156619) on Form S-3 previously filed on January 8, 2009 is for the sole purpose of filing Exhibit 25.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement (No. 333-156619) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on February 25, 2010.

ENBRIDGE ENERGY PARTNERS, L.P.

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C.
as delegate of Enbridge Energy Company, Inc., its general partner

By:	/S/ STEPHEN J. J. LETWIN
Stephen J. J. Letwin Managing Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Energy Management, L.L.C.)	Date

/S/ STEPHEN J. J. LETWIN Stephen J. J. Letwin	Managing Director (Principal Executive Officer)	February 25, 2010

* Terrance L. McGill	President and Director	February 25, 2010

/S/ MARK A. MAKI Mark A. Maki	Vice President—Finance (Principal Financial Officer)	February 25, 2010

/S/ STEPHEN J. NEYLAND Stephen J. Neyland	Controller (Principal Accounting Officer)	February 25, 2010

* Dan A. Westbrook	Director	February 25, 2010

* George K. Petty	Director	February 25, 2010

* Jeffrey A. Connelly	Director	February 25, 2010

* Martha O. Hesse	Director	February 25, 2010

* Stephen J. Wuori	Director	February 25, 2010

*By:	/S/ CHRIS KAITSON
Chris Kaitson, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Certificate of Limited Partnership of Enbridge Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.1 to Enbridge Energy Partners, L.P.’s Registration Statement on Form S-1 (File No. 33-43425))

4.2	Certificate of Amendment to Certificate of Limited Partnership of Enbridge Energy Partners, L.P. (incorporated herein by reference to Exhibit 3.2 to Enbridge Energy Partners, L.P.’s Form 10-K/A filed on October 9, 2001 (File No. 1-10934))

4.3	Form of certificate representing Class A common units (incorporated herein by reference to Exhibit 4.1 to Enbridge Energy Partners, L.P.’s Form 10-K/A filed on October 9, 2001 (File No. 1-10934))

4.4	Fourth Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P., dated August 15, 2006 (incorporated by reference to Exhibit 3.1 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K dated August 16, 2006 (File No. 1-10934))

4.5	First Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P., dated December 28, 2007 (incorporated by reference to Exhibit 3.1 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K dated January 3, 2008 (File No. 1-10934))

4.6	Amendment No. 2 to the Fourth Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P., dated August 6, 2008 (incorporated by reference to Exhibit 3.1 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K dated August 6, 2008 (File No. 1-10934))

4.7	Indenture dated May 27, 2003, between Enbridge Energy Partners, L.P., as Issuer, and U.S. Bank National Association, as successor to SunTrust Bank, as Trustee (incorporated herein by reference to Exhibit 4.5 to Enbridge Energy Partners, L.P.’s Registration Statement on Form S-4 filed June 30, 2003 (File No. 333-106662))

4.8	First Supplemental Indenture dated May 27, 2003 between Enbridge Energy Partners, L.P. and SunTrust Bank (incorporated by reference to Exhibit 4.5 of Enbridge Energy Partners, L.P.’s Registration Statement on Form S-4 filed on June 30, 2003 (File No. 333-106662)))

4.9	Second Supplemental Indenture dated May 27, 2003 between Enbridge Energy Partners, L.P. and SunTrust Bank (incorporated by reference to Exhibit 4.5 of Enbridge Energy Partners, L.P.’s Registration Statement on Form S-4 filed on June 30, 2003 (File No. 333-106662))

4.10	Third Supplemental Indenture dated January 9, 2004 between Enbridge Energy Partners, L.P. and SunTrust Bank (incorporated by reference to Exhibit 99.3 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K filed on January 9, 2004 (File No. 1-10934))

4.11	Fourth Supplemental Indenture dated December 3, 2004 between Enbridge Energy Partners, L.P. and SunTrust Bank (incorporated by reference to Exhibit 4.2 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K filed on December 3, 2004 (File No. 1-10934))

Exhibit Number	Description

4.12	Fifth Supplemental Indenture dated December 3, 2004 between Enbridge Energy Partners, L.P. and SunTrust Bank (incorporated by reference to Exhibit 4.3 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K filed on December 3, 2004 (File No. 1-10934))

4.13	Sixth Supplemental Indenture dated December 21, 2006 between Enbridge Energy Partners, L.P. and U.S. Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.2 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K filed on December 21, 2006 (File No. 1-10934))

4.14	Seventh Supplemental Indenture dated as of April 3, 2008 between Enbridge Energy Partners, L.P. and U.S. Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.2 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K dated April 7, 2008 (File No. 1-10934))

4.15	Eighth Supplemental Indenture dated as of April 3, 2008 between Enbridge Energy Partners, L.P. and U.S. Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.3 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K dated April 7, 2008 (File No. 1-10934))

4.16	Ninth Supplemental Indenture dated as of December 22, 2008 between Enbridge Energy Partners, L.P. and US Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.2 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K dated December 22, 2008 (File No. 1-10934))

4.17	Indenture dated as of September 27, 2007 between Enbridge Energy Partners, L.P. and U.S. Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.1 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K dated September 28, 2007 (File No. 1-10934))

4.18	First Supplemental Indenture to the Indenture dated as of September 27, 2007 between Enbridge Energy Partners, L.P. and U.S. Bank National Association, successor to SunTrust Bank, as trustee (incorporated by reference to Exhibit 4.2 of Enbridge Energy Partners, L.P.’s Current Report on Form 8-K dated September 28, 2007 (File No. 1-10934))

5.1**	Opinion of Fulbright & Jaworski L.L.P.

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on the signature pages of this Registration Statement)

25.1†	Form T-1 Statement of Eligibility of Trustee

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

†	Filed herewith.